Exhibit 99

May 15, 2005

To The Holders of

Government Trust Certificates

Zero Coupon Class 2-F

In accordance with Section 4.1 of the Declaration of Trust (“Trust”), JP Morgan Trust Company (formerly Bank One Trust Company, NA), as Trustee and not in its individual capacity (“Trustee”), hereby provides the holders of the above-mentioned certificates this Semi-annual Report relating to the May 15, 2005 Certificate Payment Date.

Any capitalized terms used herein shall have the meaning assigned to them in the Trust.

1.	The aggregate dollar amount distributed to holders of Class 2-F Certificates: $99,039,866.32.

2.	The Principal Balance of the Class 2-F Note after the May 3, 2005 Note Payment Date: $612,782,000.00.

3.	The Deficient amount of the Note Payment: $-0-

Neither a delinquency in payment under any of the Notes nor an Event of Default has occurred and is continuing.

I, Vanessa F Williams, a Responsible Officer of the Trustee, to the best of my knowledge and belief, certify that this Semi-annual Report is complete and accurate.

/s/ Vanessa F Williams
Vanessa F Williams
Trust Officer

For JP Morgan Trust Company, NA (formerly Bank One Trust Company), as Trustee and not in its individual capacity.